UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 8, 2010

GC CHINA TURBINE CORP.
(Exact Name of Registrant as Specified in its Charter)

Nevada	001-33442	98-0536305
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification No.)

No. 86, Nanhu Avenue, East Lake Development Zone,
Wuhan, Hubei Province 430223
People’s Republic of China
(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code:  +8627-8798-5051

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01.  Entry Into a Material Definitive Agreement

On November 8, 2010, GC China Turbine Corp., a Nevada corporation (the “Company”), entered into a Management Agreement with Ms. Ping Ye (the “Agreement”), whereby Ms. Ye has agreed to serve as the Company’s Chief Financial Officer and perform the customary duties and responsibilities implied by such position.  The material terms and conditions of Ms. Ye’s appointment are more fully reported and detailed under Item 5.02 and incorporated herein by reference.

Item 1.02.  Termination of a Material Definitive Agreement

As previously disclosed on the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 15, 2010, the Company’s wholly-owned subsidiary, Wuhan Guoce Nordic New Energy Co., Ltd. (“GC Nordic”) entered into an Employment Agreement with Ms. Zhao Ying on September 30, 2009, whereby Ms. Zhao was appointed the Chief Financial Officer of GC Nordic.  In connection with Ms. Zhao’s resignation, as disclosed in Item 5.02 below, effective November 8, 2010 (the “Termination Date”), the Company and Ms. Zhao mutually agreed to terminate Ms. Zhao Ying’s Employment Agreement.   As a result of the termination of the Employment Agreement, all relationships between Ms. Zhao and the Company were terminated as of the Termination Date.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)	Resignation of Ms. Zhao Ying

Effective November 8, 2010, Ms. Zhao resigned as the Company’s Chief Financial Officer and from her position as Corporate Secretary.

(c)	Appointment of Ms. Ping Ye

Effective upon Ms. Zhao Ying’s resignation, the Board of Directors appointed Ms. Ping Ye to serve as the Company’s Chief Financial Officer pursuant to the terms and conditions of the Agreement.

Professional History - Ms. Ye has over 15 years of general accounting, auditing and financial reporting experience and most recently served as Chief Financial Officer of China Environment Protection, Inc., (CNVP.OB), a People’s Republic of China-based company listed on the OTCBB and engaged in the design, manufacture and installation of water and sewage treatment equipment for environmental protection purposes.  Formerly, from 2007 to 2009, Ms. Ye held the position of Vice President of Finance and Accounting of USI Holding Corporation Colburn Insurance, a Goldman Sachs private equity portfolio company.  From 2005 to 2007, Ms. Ye served as Manager of Internal Reporting at the Massachusetts Institute of Technology.  Earlier, Ms. Ye held various positions in accounting and finance at several global financial service companies in both the United States and China.  Ms. Ye is a licensed certified public accountant in New York State and is a member of the American Institute of Certified Public Accountants.  Ms. Ye received her MBA from the Wharton School, University of Pennsylvania, and has a Bachelor of Business Administration from Baruch College (CUNY) in New York, New York.  Ms. Ye has no family relationships with any of the Company’s directors or executive officers.  Further, the Company is not aware of any transaction requiring disclosure under Item 404(a) of Regulation S-K.

Compensation & Term - Pursuant to the terms and conditions of the Agreement, Ms. Ye shall be paid a monthly retainer of eight thousand three hundred and thirty three dollars ($8,333).  Additionally, Ms. Ye is eligible to receive possible bonus compensation pursuant to an overtime arrangement and in connection with certain material corporate transactions, all as set forth in the Agreement.  Further, it is contemplated that Ms. Ye will receive certain non-qualified stock options to purchase Company stock pursuant to an equity incentive plan approved by the Company’s Board of Directors; however, no such stock options have been issued at this time and the Company has not yet approved an equity incentive plan.  The Agreement is effective as of November 8, 2010 and will continue for six (6) months thereafter, unless terminated sooner, after which the parties shall attempt to mutually agree to the terms of an extension to the Agreement.

For further information regarding Ms. Ye’s appointment as Chief Financial Officer, please see the Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.  In connection with the Company’s entrance into the Agreement and Ms. Ye’s appointment, on November 12, 2010, the Company issued a press release announcing Ms. Ye’s appointment as Chief Financial Officer of the Company.  A copy of the press release is attached hereto as Exhibit 99.1.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.  Financial Statements and Exhibits

Exhibit No.	Exhibit Description

10.1	Management Agreement with Ping Ye, dated November 8, 2010.
99.1	Press Release dated November 12, 2010, announcing Ms. Ping Ye’s appointment as Chief Financial Officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 12, 2010	GC CHINA TURBINE CORP.

	By:	/s/ Qi Na
Qi Na
Chief Executive Officer